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[CREDIT SUISSE FIRST BOSTON CORPORATION Logo]

                              CREDIT SUISSE FIRST BOSTON CORPORATION

                        Eleven Madison Avenue             Telephone 212 325 2000
                        New York, NY 10010-3629

                       DUKE ENERGY INTERNATIONAL, L.L.C.
                      A WHOLLY-OWNED, INDIRECT SUBSIDIARY

                                       OF

                            DUKE ENERGY CORPORATION
         HAS INCREASED THE PRICE OF ITS U.S. OFFER TO PURCHASE FOR CASH
             SHARES OF COMMON STOCK AND AMERICAN DEPOSITARY SHARES

                                       OF

                     EMPRESA NACIONAL DE ELECTRICIDAD S.A.

                                       TO

              CHILEAN PESOS 275 NET PER SHARE OF COMMON STOCK AND
             CHILEAN PESOS 8,250 NET PER AMERICAN DEPOSITARY SHARE
    (EACH AMERICAN DEPOSITARY SHARE REPRESENTING 30 SHARES OF COMMON STOCK)

                                      AND

                HAS INCREASED THE AGGREGATE NUMBER OF SHARES OF
                  COMMON STOCK AND AMERICAN DEPOSITARY SHARES
     REPRESENTING SHARES OF COMMON STOCK THAT IT HAS OFFERED TO PURCHASE TO
                       602,828,970 SHARES OF COMMON STOCK

THE U.S. OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON THURSDAY, APRIL 29, 1999, UNLESS THE U.S. OFFER IS
                                   EXTENDED.

                                                                  April 19, 1999

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by Duke Energy International, L.L.C. (the 'PURCHASER'), a Delaware limited liability company, to act as dealer manager in the United States (the 'DEALER MANAGER') in connection with the Purchaser's offer to purchase American Depositary Shares ('ADSs') of Empresa Nacional de Electricidad S.A., a publicly traded stock corporation organized under the laws of the Republic of Chile (the 'COMPANY'), at a price of Chilean Pesos 8,250 per ADS, net to the seller in cash and without interest thereon, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated February 25, 1999 (the 'U.S. OFFER TO PURCHASE'), as amended and supplemented by the Supplement thereto, dated April 19, 1999 (the 'SUPPLEMENT') (which together with the related revised Form of Acceptance, the revised ADS Letter of Transmittal and the revised ADS Notice of Guaranteed Delivery constitute the 'U.S. OFFER'). Consideration for tendered ADSs will be paid in United States dollars based upon the Observed Exchange Rate (as defined in the U.S. Offer to Purchase) on the payment date. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold ADSs in your name or in the name of your nominee.

     The U.S. Offer is subject to a number of conditions, including the purchase in the Chilean Offer by Duke Energy Inversiones Uno Limitada, an affiliate of the Purchaser, of at least 3,680,947,436 Shares (the 'AUCTION CONDITION'). The U.S. Offer is subject to other customary terms and conditions set forth in
Section 15 of the U.S. Offer to Purchase and Section 7 of the Supplement.

     For your information and for forwarding to those of your clients for whose accounts you hold ADSs registered in your name or in the name of your nominee, we are enclosing the following documents:


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          1. The Supplement, dated April 19, 1999;

          2. A printed revised form of letter that may be sent to your clients for whose account you hold ADSs registered in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the U.S. Offer;

          3. The revised ADS Letter of Transmittal to be used by holders of ADSs to accept the U.S. Offer;

          4. The revised ADS Notice of Guaranteed Delivery to be used to accept the U.S. Offer if ADRs evidencing ADSs and all other required documents are not immediately available or cannot be delivered to the Receiving Agent by the Expiration Date or if, in the case of book-entry delivery of ADSs, the procedures for book-entry transfer set forth in Section 4 of the U.S. Offer to Purchase cannot be completed by the Expiration Date;

          5. The revised Form of Acceptance (which constitutes part of U.S. Offer and is being provided for information purposes only);

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

          7. A Certificate of Foreign Status on Substitute Form W-8; and

          8. The return envelope addressed to Harris Trust Company of New York (the 'RECEIVING AGENT') (for tendering ADSs).

     SHARES CANNOT BE TENDERED BY MEANS OF THE ENCLOSED REVISED ADS LETTER OF TRANSMITTAL (WHICH IS EXCLUSIVELY FOR USE IN RESPECT OF ADSs). IF YOU HOLD SHARES, YOU SHOULD USE EITHER THE ENCLOSED REVISED FORM OF ACCEPTANCE OR THE ORIGINAL FORM OF ACCEPTANCE FOR TENDERING SUCH SHARES INTO THE U.S. OFFER BY FOLLOWING THE INSTRUCTIONS SET FORTH IN SUCH FORM. ADDITIONAL INFORMATION CAN BE OBTAINED FROM THE INFORMATION AGENT AT (888) 750-5834 OR (212) 750-5833.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

PLEASE NOTE THE FOLLOWING:

          1. The U.S. Offer is being made for Shares and ADSs representing in the aggregate up to 602,828,970 Shares (the 'MAXIMUM NUMBER OF SHARES'). If Shares and/or ADSs representing in the aggregate more than the Maximum Number of Shares are validly tendered prior to the Expiration Date and not withdrawn, the Purchaser will, upon the terms and subject to the conditions of the U.S. Offer, purchase the Maximum Number of Shares on a pro rata basis. See Section 1 of the U.S. Offer to Purchase. THE U.S. OFFER IS OPEN TO ALL HOLDERS OF ADSs AND TO ALL HOLDERS OF SHARES WHO ARE NOT CHILEAN PERSONS.

          2. The tender price is Chilean Pesos 8,250 per ADS, net to the seller in cash and without interest thereon, as set forth in the Supplement. Consideration for tendered ADSs will be paid in United States dollars based upon the Observed Exchange Rate (as defined in the U.S. Offer to Purchase) on the payment date.

          3. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the original and the revised ADS Letters of Transmittal, transfer taxes on the purchase of ADSs by the Purchaser pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding at a rate of 31% may be required, unless the required taxpayer identification information is provided. See Instruction 12 of the original or the revised ADS Letter of Transmittal.

          4. The U.S. Offer, the Proration Period and Withdrawal Rights will expire at 12:00 midnight, New York City time, on Thursday, April 29, 1999, unless the U.S. Offer is extended.

          5. SHAREHOLDERS WHO HAVE PREVIOUSLY VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN THEIR ADSs PURSUANT TO THE U.S. OFFER ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION TO RECEIVE, SUBJECT TO THE CONDITIONS OF THE U.S. OFFER, THE INCREASED OFFER PRICE OF CHILEAN PESOS 8,250 PER ADS, IF ADSs ARE ACCEPTED FOR PAYMENT AND PAID FOR BY PURCHASER PURSUANT TO THE U.S. OFFER (EXCEPT SUCH ACTION AS MAY BE REQUIRED BY THE PROCEDURE FOR GUARANTEED DELIVERY IF SUCH PROCEDURE WAS UTILIZED).

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          6. The Company stated in its Schedule 14D-9 filed in response to the
     Purchaser's original U.S. Offer that, based upon the advice of its counsel and consistent with Chilean practice, it determined that it was inappropriate for the Company to take a position with respect to the Purchaser's original Offers. Although as of the date hereof the Board of Directors of the Company has not taken a position with respect to the Purchaser's revised Offers, the Purchaser believes that the Company's Board of Directors will not change its determination in response to the Purchaser's revised Offers.

          7. Notwithstanding any other provision of the U.S. Offer, payment for ADSs accepted for purchase pursuant to the U.S. Offer will in all cases be made only after timely receipt by the Receiving Agent of (a) American Depositary Receipts ('ADRs'), as appropriate pursuant to the procedures set forth in Section 4 of the U.S. Offer to Purchase and Section 2 of the Supplement, or a timely book-entry confirmation with respect to such ADSs,
     (b) the revised or the original ADS Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the U.S. Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the ADS Letters of Transmittal.

     In order to take advantage of the U.S. Offer: (i) a duly executed and properly completed revised or original ADS Letter of Transmittal or a copy thereof and any required signature guarantee or other required documents should be sent to the Receiving Agent; and (ii) ADRs representing the tendered ADSs or a timely Book-Entry Confirmation (as defined in the U.S. Offer to Purchase) should be delivered to the Receiving Agent in accordance with the instructions set forth in the ADS Letters of Transmittal and the U.S. Offer to Purchase as modified by the Supplement.

     If holders of ADSs wish to tender, but it is impracticable for them to forward their ADRs or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in Section 4 of the U.S. Offer to Purchase as modified by Section 2 of the Supplement.

     The Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of ADSs pursuant to the U.S. Offer (other than the Dealer Manager, the Receiving Agent and the Information Agent as described in the U.S. Offer to Purchase). The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any transfer taxes payable on the transfer of ADSs to it, except as otherwise provided in Instruction 6 of the ADS Letters of Transmittal.

     Any inquiries you may have with respect to the U.S. Offer should be addressed to Credit Suisse First Boston Corporation, the Dealer Manager for the U.S. Offer, or to Innisfree M&A Incorporated, the Information Agent for the U.S. Offer, at their respective addresses and telephone numbers set forth on the back cover of the U.S. Offer to Purchase.

     Requests for copies of the enclosed materials may also be directed to the Dealer Manager or to the Information Agent.

                                     Very truly yours,

                                     CREDIT SUISSE FIRST BOSTON CORPORATION

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, THE COMPANY, THE DEALER MANAGER, THE RECEIVING AGENT, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. OFFER OTHER THAN THE ENCLOSED DOCUMENTS (OR THE DOCUMENTS RELATING TO THE U.S. OFFER PREVIOUSLY DELIVERED TO YOU UNDER COVER OF OUR LETTER DATED FEBRUARY 25, 1999) AND THE STATEMENTS CONTAINED THEREIN.

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